Exhibit 99.2

Dynasil Corporation of America Xcede Conference Call November 21, 2016

2 Forward - Looking Statements The statements made in this presentation which are not statements of historical fact are forward looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 . Forward - looking statements involve known and unknown risks, uncertainties and other factors . The words “potential,” “develop,” “promising,” “believe,” “will,” “would,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “may,” “likely,” “could,” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward - looking statements, including without limitation management’s discussion of the company’s strategic plans . Future results of operations, projections, and expectations, which may relate to this release, involve certain risks and uncertainties that could cause actual results to differ materially from the forward - looking statements . Factors that would cause or contribute to such differences include, but are not limited to, our ability to develop and commercialize the Xcede patch, including obtaining regulatory approvals, the size and growth of the potential markets for our products and our ability to serve those markets, the rate and degree of market acceptance of any of our products, our ability to obtain and maintain intellectual property protection for our products, competition, the loss of key management and technical personnel, the availability of financing sources, as well as the factors detailed in the Company's Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q, as well as in the Company's other Securities and Exchange Commission filings .

Agenda • What is this Product? • Why is it Important? • How Much is the Financing? • When? – Timeline to Launch 3

What is this Product?

Xcede Hemostatic Patch • Proprietary combination of a thin layer of Cook Biotech Inc.’s extracellular matrix technology combined with Xcede adhesive technology • Fully bio - resorbable • Stops bleeding during surgical procedures in 60 seconds • No prep time & easy to use: − Open package and apply directly onto wound • Room temperature stable • Competitive price 5

Product Efficacy Anticipated Pharmacoeconomics Market Opportunity Xcede Patch Why is it Important?

Impressive Pre - Clinical Performance 7 Rapid time to hemostasis (stops bleeding) in preclinical studies have impressed surgeons: “ The Xcede Patch stops bleeding within 60 seconds in preclinical animal studies – an impressive time to hemostasis. It could be a significant new technology in the topical hemostatic space and I look forward to hearing about its development in the months to come.” - Thomas Biehl , MD, Chief of Dept. of General, Thoracic, and Vascular Surgery, Virginia Mason Medical Center, Seattle, WA. Deputy Chief of Surgery, Virginia Mason Medical Center “ The Xcede Patch is a new and exciting hemostatic technology that has the potential to initiate fast hemostasis.” - Grant V. Bochicchio, MD, MPH Chief, Acute and Critical Care Surgery; Edison Professor of Surgery Department of Surgery, Washington University School of Medicine

Beneficial for Patients and Hospital Payors 1. Achieving Hemostasis in 60 seconds may prevent significant blood loss and prevent related complications: – Reduced need for transfusions and blood products use – Reduced lack of blood to major organs (i.e., ischemia) – Unbalanced concentrations of coagulation and other blood factors (i.e., hemodynamic compromise) 2. Fast hemostasis could reduce hospital costs: – Operating room time – Length of hospital stay – ICU admissions 8 ANTICIPATED RESULT: BETTER OUTCOMES / LOWER COSTS

Significant Market Opportunities 9 $537 million $87 million $1.09 billion $465 million Untapped Severe Bleeding Market $42 million – Hospital $32 million – EMS/Law Enforcement $7.5 million – Military EU Topical Hemostatic Market US Topical Hemostatic Market MedMarket Diligence, LLC and other internal sources

How Much Funding and Dynasil Position 18 - Month Funding Plan CBI $1.5 M Loan DYSL $1.2 M Investment Revised Cap Table

Funding to 1 st Value Inflection Point • Xcede funding for next 18 months has been provided by: – P. Sulick $450,000 Bridge Investment – DYSL $1.2 million for G&A – Cook Biotech Inc. (CBI) commitment of $1.5 million to Xcede • Biocomp , toxicology & survivability studies • First - in - human clinical trial 11

CBI Funding of Xcede FIH: Commitment of $1.5M CBI funding (non dilutive): • CBI to perform clinical work through first - in - human (FIH) trials for up to $1.5 million • Structured as a secured promissory note, 2% interest with an outside maturity date of December 31, 2025 – Loan agreement ($1.5 million in 3 tranches of $500,000) – Services agreement – Statement of Work (document that summarizes scope of work) – Promissory Note – Security Agreement – CBI will not cover additional Xcede overhead or G&A 12

DYSL Funding of Xcede Key Terms: • Convertible Series B Preferred Stock • $1.2M funded in 6 tranches across 18 months – Funding to match Xcede projected expenses • Liquidation preference over Convertible Series A Preferred Stock • Conversion on a one for one basis into shares of common stock, subject to anti - dilution provisions • One vote per share on an “ as - if converted basis” • Standard anti - dilutions provisions 13

Revised Cap Table* 14 Shares Percentage Dynasil 5,983,000 54% Outside Investors 2,839,000 26% Mayo Foundation 756,000 7% Xcede Management (Options) 1,424,000 13% Total 11,002,000 100% * Fully diluted, as if converted

When? Timeline to Launch

Estimated Timeline to Approvals and Launch 16 Q4 2016 2017 2018 2019 2020 2021 Biocomp FIH Clinical CE Mark Filing CE Mark EU Launch US Pivotal Study PMA Filing PMA Approval US Launch Value inflection points

Questions?